Exhibit 10.18
Loan Agreement with Frost Bank for $300,000 due February 13, 2010

Principal $300,000.00	Loan Date 03-04-2008	Maturity 02-13-2010	Loan No. 9001	Call:/Coll 500	Account 4149431	Officer 792	Initials
References in the boxes above are for Lender’s use only and do not limit the applicability of this document to any particular loan or item.
Any Item above containing “***” has been omitted due to text length limitations.

Borrower: LABWIRE, INC, (TIN: 37-1501818) 14133 MEMORIAL STE 1 HOUSTON, TX 77079	Lender: THE FROST NATIONAL BANK BELLAIRE FINANCIAL CENTER P.O. BOX 1600 SAN ANTONIO, TX 78298
Principal Amount: $300,000.00 Date of Note: March 4. 2008 PROMISE TO PAY. LABWIRE, INC. (“Borrower”) promises to pay to THE FROST NATIONAL BANK (“Lender”). or order, in lawful money of the United States of America the principal amount of Three Hundred Thousand & 00/100 Dollars ($300,000.00) or so much as may be outstanding, together with interest on the unpaid outstanding principal balance of each advance. Interest shall be calculated from the date of each advance until repayment of each advance or maturity whichever occurs first.

CHOICE OF USURY CEILING AND INTEREST RATE. The Interest rate on this Note has been implemented under the “Weekly Ceiling” as referred to In Sections 303,002 and 303.003 of the Texas Finance Code. The terms, including the rate, or index, formula, or provision of law used to compute the rate on the Note, will be subject to revision as to current and future balances from time to time by notice from Lender In compliance with Section 303.103 of the Texas Finance Code.

PAYMENT. Borrower will pay this loan in one payment of all outstanding principal plus all accrued unpaid Interest on February 13, 2010. In addition, Borrower will pay regular monthly payments of all accrued unpaid Interest due as of each payment date, beginning March 13, 2008, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs; then to any accrued unpaid interest; and then to principal. The annual interest rate for this Note Is computed on Q 365/360 basis; that is, by applying the rate of the annual Interest rate over a year of 360 days multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding, unless such calculation would result in a usurious rate in which case interest shall be calculated on a per diem basis of a year of 365 or 366 days, as the case may be. Borrower will pay Lender at Lender’s address shown above or at such other place as lender may designate in writing.

VARIABLE INTEREST RATE. The interest rate on this Note Is subject to change from time to time based on changes in an index which is Lender’s Prime Rate (the “Index”), This is the rate Lender charges, or would charge, on 90-day unsecured loans to the most creditworthy corporate customers. This rate may or may not be the lowest rate available from Lender at any given time. Lender will tell Borrower the current Index rate upon Borrower’s request, the interest rate change will not occur more often than each day. Borrower understands that Lender may make loans based on other rates as well. The interest rate to be applied prior to maturity to the unpaid principal balance during this Note will be at a rate of 1.000 percentage point over the Index. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. For purposes of this Note, the “maximum rate allowed by applicable law· means the greater of (AI the maximum rate of interest permitted under federal or other law applicable to the indebtedness evidenced by this Note, or (B) the “Weekly Ceiling” as referred to In Sections 303.002 and 303.003 of the Texas Finance Code.

PREPAYMENT. Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Prepayment in full shall consist of payment of the remaining unpaid principal balance together with all accrued and unpaid interest and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, and in no event will Borrower ever be required to pay any unearned interest. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower’s obligation to continue to make payments of accrued unpaid interest. Rather, early payments will reduce the principal balance due. Borrower agrees not to send Lender payments marked “paid in full”, “without recourse”, or similar language. If Borrower sends such a payment, Lender may accept it without losing any of Lender’s rights under this Note, and Borrower will remain obligated to pay any further amount owed to Lender. All written communications concerning disputed amounts, including any check or other payment instrument that indicates that the payment constitutes “payment In full” of the amount owed or that is tendered with other conditions or limitations or as full satisfaction of a disputed amount must be mailed or delivered to: THE FROST NATIONAL BANK, P.O. BOX 1600 SAN ANTONIO, TX 78296.

POST MATURITY RATE. The Post Maturity Rate on this Note is the lesser of (A) the maximum rate allowed by law or (B) 18.000% per annum. Borrower will pay interest on all sums due after final maturity whether by acceleration or otherwise, at that rate.

DEFAULT. Each of the following shall constitute an event of default (“Event of Default”) under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower.

Default in Favor of Third Parties. Borrower or any Grantor defaults under any loan, extension of credit, security agreement purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrower’s property or Borrower’s ability to repay this Note or perform Borrower’s obligations under this Note or any of the related documents.

False Statements. Any warranty, representation or statement made or furnished to Lender by Borrower or on Borrower’s behalf under this Note or the related documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

Insolvency. The dissolution or termination of Borrower’s existence as a going business the Insolvency of Borrower, the appointment at a

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 Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower of’ by any governmental agency against any collateral securing the loan. This includes a garnishment of any of Borrower’s accounts, including deposit accounts, with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and If Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by lender, in its sale discretion, as being an adequate reserve or bond for the dispute.

Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the indebtedness or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any guaranty of the Indebtedness evidenced by this Note.

Change In Ownership. Any change in ownership of twenty-five percent (25%) of more of the common stock of Borrower.

Adverse Change. A materiel adverse change occurs in Borrower’s financial condition, or Lender believes the prospect of payment or performance at this Note Is impaired.

Insecurity. Lender in good faith believes itself insecure.

LENDER’S RIGHTS. Upon default, Lender may declare the entire indebtedness, including tile unpaid principal balance under this Note, all accrued unpaid Interest, and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other agreement with Lender pertaining to this loan, immediately due, without notice, and then Borrower will pay that amount.

ATTORNEYS’ FEES: EXPENSES. Lender may hire an attorney to help collect this Note if Borrower does not pay, and Borrower will pay Lender’s reasonable attorneys’ fees. Borrower also will pay Lender all other amounts Lender actually Incurs as court costs, lawful fees for filing, recording, releasing to any public office any instrument securing this Note; the reasonable cost actually expended for repossessing, storing, preparing for sale, and selling any security; and fees for noting e lien on or transferring a certificate of title to any motor vehicle offered as security for this Note, or premiums or identifiable charges received in connection with the sale of authorized insurance.

GOVERNING LAW. This Note will be governed by federal law applicable to Lender and, to the extent not preempted by federal law, the laws of the State of Texas without regard to its conflicts of law provisions. This Note has been accepted by Lender in the State of Texas.

CHOICE OF VENUE. If there is a lawsuit, and lf the transaction evidenced by this Note occurred in BEXAR County, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of BEXAR County, State of Texas.

RIGHT OF SETOFF. To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts.

LINE OF CREDIT. This Note evidences a revolving line of credit. Advances under this Note, as well as directions for payment from Borrower’s accounts, may be requested orally or in writing by Borrower or by an authorized person. Lender may, but need not, require that all requests be confirmed in writing. Borrower agrees to be liable for all sums either: (A) advanced in accordance with the instructions of an authorized person or (B) credited to any of Borrower’s accounts with Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender’s internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this Note if: (A) Borrower or any guarantor is in default under the terms of this Note or any agreement that Borrower or any guarantor has with lender, including any agreement made in connection with the signing of this Note; (B) Borrower or any guarantor ceases doing business or is Insolvent; (C) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor’s guarantee of this Note or any other loan with Lender; (D) Borrower has applied funds provided pursuant to this Note for purposes other than these authorized by Lender; or (E) Lender In good faith believes itself insecure. This revolving line of credit shall not be subject to Ch. 346 of the Texas Finance Code.

RENEWAL AND EXTENSION. This Note is given in renewal and extension and not in novation of the following described indebtedness: The promissory note from Borrower to Lender dated February 13, 2007 in the original principal amount of $300,000.00.

DISHONORED CHECK CHARGE. In the event a check offered in full or partial payment on this loan is returned unpaid, Lender may charge a fee for the purpose of defraying the expense incident to handling such returned check, and Borrower agrees to pay such fee. The fee shall not exceed the maximum amount permitted under applicable law.

OTHER CREDITS AFFECTING AVAILABILITY. Any other credits made available to Borrower by Lender, such as other loans or letters of credit. may be advanced to Borrower and/or issued under this line of credit commitment, and any such advances or issuances shall, in addition to the outstanding advances on this Note, reduce the outstanding availability on the Line of Credit.

ADVANCES BY TELEPHONE. Subject to other provisions regarding advances contained in this Note, Borrower can request advances on this Note by telephone to be applied to Borrower’s designated deposit account. Borrower agrees that Lender does not accept responsibility for the authenticity of telephone instructions and that Lender will not be liable for any loss, expense, or cost arising out of any telephone request, including any fraudulent or unauthorized telephone request, when acing upon such instructions believed to be genuine.

OVERDRAFT. Borrower may designate one or more deposit accounts with Lender tor overdraft protection. If the balance in a designated deposit account is at any time insufficient to pay any check drawn on such account, subject to other provisions regarding advances contained in this Note, Lender will make an advance (in increments of $50,000) sufficient to pay such check and credit said amount advanced to such deposit account, provided that the sum of such advance plus the outstanding advances on this Note do not exceed the principal amount of this Note. Advances will not be made from this Note to lend automated teller machine/point of sale transactions to a deposit account. If a designated deposit account is a joint account any person authorized to withdraw funds therefrom may do so under the provisions of the Note [which is expressly authorized by you) and ell charges made pursuant to the Note shall be fully binding on Borrower.

FINANCIAL INFORMATION. Borrower agrees to promptly furnish and cause any other person who signs, guarantees or endorses this Note or any other document executed in connection with this Note, to furnish such financial information and statements, including financial statements in a format acceptable to Lender, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets, forecasts, tax returns, and other reports with respect to Borrower’s or such person’s financial condition and business operations as Lender may request from time to time. This provision shall not alter the Obligation to deliver’ to Lender any other financial statements or reports pursuant to the terms of any other Joan documents executed in connection with this Note.

INSURANCE. Borrower agrees to maintain Insurance of such types, including public liability Insurance, and in such amounts as, are satisfactory

Loan No: 9001	PROMISSORY NOTE (Continued)	Page 3

to Lender and to furnish Lender upon request with a detailed list, in form and substance satisfactory to Lender, of all insurance then in elect.

FACSIMILE DOCUMENTS AND SIGNATURES. For purposes of negotiating and finalizing this document, it this document is transmitted by facsimile machine (“fax”), it shall be treated for all purposes as an original document. Additionally, the signature of any party on this document transmitted by way of a fax machine shall be considered for ell purposes as an original signature. Any such faxed document shall be considered to have the same binding legal effect as an original document. Upon request of Lender, any faxed document shall be re-executed by each signatory party in an original form.

WAIVER OF RIGHT TO TRIAL BY JURY. THE UNDERSIGNED HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT TO ENFORCE THIS AGREEMENT, TO COLLECT DAMAGES FOR THE BREACH OF THIS AGREEMENT, OR WHICH IN ANY OTHER WAY ARISE OUT OF, ARE CONNECTED TO OR ARE RELATED TO THIS AGREEMENT OR THE SUBJECT MANNER OF THIS AGREEMENT. ANY SUCH ACTION SHALL BE TRIED BY THE JUDGE WITHOUTA JURY.

SUCCESSOR INTERESTS. The terms of this Note shall be binding upon Borrower and upon Borrower’s heirs, personal representatives, successors and assigns, and shall insure to the benefit of Lender and its successors and assigns.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as “charge or collect”) any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Texas (as applicable). Any such excess Interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. The right to accelerate maturity of sums due under this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to charge or collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the loan evidenced by this Note until payment in full so that the rate or amount of interest on account of the loan evidenced hereby does not exceed the applicable usury ceiling. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, notice of dishonor, notice of intent to accelerate the maturity of this Note, and notice of acceleration of the maturity of this Note. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender’s security interest in the collateral without the consent of or notice to anyone. All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made. The obligations under this Note are joint and several.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE.

BORROWER ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS PROMISSORY NOTE.

BORROWER:

LABWIRE, INC.

By:           //s// George D Morris
George D. Morris, President of LABWIRE, INC.